UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2016

Aqua America, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-527-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2016, Michael L. Browne, a director of Aqua America, Inc. (the “Company”) since 2013, resigned as a director effective immediately. During 2015, Mr. Browne was a member of the Company’s Audit Committee, Executive Search Committee and Corporate Governance Committee. Mr. Browne’s correspondence to the Board in connection with his resignation, including a brief description of the circumstances representing his resignation, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On March 11, 2016, the Board of Directors reviewed the correspondence submitted by Mr. Browne and discussed it at a Board of Directors meeting. The Board did not agree with the concerns expressed by Mr. Browne in his resignation correspondence and voted to accept his resignation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Correspondence from Michael L. Browne, March 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

March 14, 2016	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Senior Vice President, General Counsel and Secretary